SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2003

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Commission File

No.  001-10253

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TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

41-1591444

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address and Zip Code of principal executive offices)

(612) 661-6500
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On July 22, 2003, TCF Financial Corporation (the “Company”) announced that its Board of Directors has authorized another program for the repurchase of up to five percent of the Company’s outstanding common stock, or 3.6 million shares, through open market or privately negotiated transactions.  This program is in addition to the existing program for repurchasing shares announced in October 2001.  The repurchased shares will become treasury shares.  Attached hereto as Exhibit 99.1 and incorporated herein by reference is the Company’s press release dated July 22, 2003.

Item 7.    Financial Statements and Exhibits

(c)          Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 22, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman of the Board, Chief Executive Officer and Director

/s/ Neil W. Brown
Neil W. Brown, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

Dated:  July 22, 2003